Exhibit 32.1

Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002

We hereby certify that the accompanying Report of Quanex Corporation on Form 10-Q for the quarter ended July 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Corporation.

September 14, 2004

/s/ Raymond A. Jean	/s/ Terry M. Murphy
Raymond A. Jean	Terry M. Murphy
Chairman of the Board, President and	Vice President—Finance and
Chief Executive Officer	Chief Financial Officer